EXHIBIT 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BOSTON BRUSSELS CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.
FOUNDED 1866

August 6, 2014

UCP, Inc.
99 Almaden Blvd., Suite 400
San Jose, California 95113

Re:           UCP, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the shelf Registration Statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed by UCP, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the resale from time to time by the selling stockholder identified in the Registration Statement (the “Selling Stockholder”), pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of up to 10,593,000 shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A common stock”) issuable upon exchange of an equivalent number of Series A Units (the “UCP, LLC Series A Units”) of UCP, LLC, a Delaware limited liability company, pursuant to an exchange agreement among the Company, UCP, LLC and the Selling Stockholder, dated, July 23, 2013 (the “Exchange Agreement”), as described in the prospectus forming a part of the Registration Statement (the “Prospectus”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have acted as counsel for the Company and have examined and relied upon originals, or copies identified to our satisfaction, of the Registration Statement, the Amended and Restated Certificate of Incorporation of the Company (the “UCP Certificate of Incorporation”), the Amended and Restated Bylaws of the Company, the second Amended and Restated Limited Liability Company Operating Agreement of UCP, LLC (the “UCP, LLC Operating Agreement”) and such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinion expressed below. In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies.  We have further assumed, as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

  Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that, if and when shares of Class A common stock are issued in exchange for UCP, LLC Series A Units in accordance with the UCP Certificate of Incorporation, the UCP, LLC Operating Agreement and the Exchange Agreement, such shares of Class A common stock will be validly issued, fully paid and non-assessable.

This opinion letter is limited to the General Corporation Law of the State of Delaware.  We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.  This opinion letter has been prepared for use in connection with the Registration Statement.  We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to this Firm under the caption “Validity of Shares of Class A Common Stock” in the Prospectus.  This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sidley Austin LLP